UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

THOMPSON CREEK METALS COMPANY INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120
(Address of Principal Executive Offices)

(303) 761-8801
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Thompson Creek Metals Company Inc. (the “Company”) was held on May 9, 2013 in Englewood, Colorado.  The meeting was adjourned to allow additional time for shareholders to vote on Proposals 2 and 3, the proposals to approve the Company's amended and restated long-term incentive plan and amended and restated employee stock purchase plan. The adjournment with respect to Proposals 2 and 3 will be until 10:00 a.m., Mountain Time, on Wednesday, May 29, 2013. This Current Report on Form 8-K will be amended to report the final voting results on Proposals 2 and 3 once such final results are received by the Company. The final results for each of the remaining proposals submitted to a vote of shareholders at the annual meeting are set forth below.

(a)         The nominees for election to the Board of Directors were elected, until the next annual meeting of shareholders to be held in 2014 or until their successors are duly elected and qualified, based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Denis C. Arsenault	49,021,228	17,843,900	35,513,922
Carol T. Banducci	63,400,860	3,464,268	35,513,922
James L. Freer	65,279,159	1,585,969	35,513,922
James P. Geyer	65,309,112	1,556,016	35,513,922
Timothy J. Haddon	64,853,401	2,279,419	35,513,922
Kevin Loughrey	64,528,486	2,334,334	35,513,922
Thomas J. O’Neil	65,116,444	1,748,684	35,513,922

(b)         The proposal to appoint KPMG LLP as the Company’s independent registered public accounting firm from their engagement through the next annual meeting was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
99,898,367	—	2,494,575	—

(c)          The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
42,001,657	24,353,814	523,547	35,513,924

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: May 13, 2013	By:	/s/ Wendy Cassity
	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary